UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2026

MATCH GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34148	59-2712887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8750 North Central Expressway, Suite 1400
Dallas, TX 75231
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 576-9352

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.001	MTCH	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 29, 2026, the Board of Directors (the “Board”) of Match Group, Inc. (the “Company”) appointed Raina Moskowitz to the Board, effective as of the Company’s 2026 annual meeting of stockholders (the “2026 Annual Meeting”), with a term expiring at the Company’s 2027 annual meeting of stockholders (the “2027 Annual Meeting”). Ms. Moskowitz’s appointment fills the vacancy resulting from the previously announced resignation by Pamela S. Seymon as a member of the Board, which is also effective as of the 2026 Annual Meeting. The Board has not yet determined which, if any, committees Ms. Moskowitz will be appointed to serve as a member.
There is no arrangement or understanding between Ms. Moskowitz and any other person pursuant to which such appointee was selected as a director. There are no related party transactions involving Ms. Moskowitz that are reportable under Item 404(a) of Regulation S-K.
Ms. Moskowitz will participate in the Company’s non-employee director compensation program as described in Exhibit 10.26 to the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on February 26, 2026, which description is incorporated herein by reference.
As previously announced by the Company on February 17, 2026, Manuel Bronstein will stand for election to the Board at the 2026 Annual Meeting for a term that expires at the 2027 Annual Meeting.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATCH GROUP, INC.

By:	/s/ Sean Edgett
Sean Edgett
Chief Legal Officer and Secretary

Date: April 30, 2026